                                                                   Exhibit 10.19

                               EQUIPMENT SCHEDULE
                           (Quasi Lease - Fixed Rate)
                                SCHEDULE NO. 005
                            DATED THIS DEC. 28, 2001
                           TO MASTER LEASE AGREEMENT
                          DATED AS OF AUGUST 14, 2000


Lessor & Mailing Address:                  Lessee & Mailing Address:
------------------------                   ------------------------
General Electric Capital Corporation       Virologic, Inc.
401 Merritt 7 2nd Floor                    270 EAST GRAND AVENUE
Norwalk, CT 06856                          SOUTH SAN FRANCISCO, CA 94080-

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("Agreement", said Agreement and this Schedule being collectively referred to as "Lease"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. EQUIPMENT: Subject to the terms and conditions of the Lease, Lessor agrees to lease to Lessee the Equipment described below (the "Equipment").



Number      Capitalized                                      Year/Model and Type
of Units    Lessor's Cost   Manufacturer   Serial Numbers       of Equipment


    EQUIPMENT AS LISTED ON EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF

Equipment immediately listed above is located at: 345 Oyster Point AND 343 Oyster Point, South San Francisco, San Mateo County, CA 94080.


B.   FINANCIAL TERMS

--------------------------------------------------------------------------------------------
1.   Advance Rent (if any): $19,451.21.           6.   Lessee Federal Tax ID No.: 943234475.
--------------------------------------------------------------------------------------------
2.   Capitalized Lessor's Cost: $604,233.63.      7.   Last Delivery Date: Dec. 28, 2001.
--------------------------------------------------------------------------------------------
3.   Basic Term (No. of Months): 36 Months.       8.   Daily Lease Rate Factor: .107305.
--------------------------------------------------------------------------------------------
4.   Basic Term Lease Rate Factor: 3.219155       9.   Interest Rate: 10.43% per annum.
--------------------------------------------------------------------------------------------
5.   Basic Term Commencement Date: Jan. 1, 2002.  10.  Option Payment: $101.00
--------------------------------------------------------------------------------------------

11. First Termination Date: THIRTY-SIX (36) months after the Basic Term Commencement Date.

12. Interim Rent: For the period from and including the Lease Commencement Date to the Basic Term Commencement Date ("INTERIM PERIOD"), Lessee shall pay as rent ("INTERIM RENT") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on Jan. 1, 2002.

13. Basic Term Rent. Commencing on Jan. 1, 2002 and on the same day of each month thereafter (each, a "RENT PAYMENT DATE") during the Basic Term, Lessee shall pay as rent ("BASIC TERM RENT") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

14. Lessee agrees and acknowledges that the Capitalized Lessor's Cost of the Equipment as stated on the Schedule is equal to the fair market value of the Equipment on the date hereof.

C. INTEREST RATE: Interest shall accrue from the Lease Commencement Date through and including the date of termination of the Lease.

D.   PROPERTY TAX

     APPLICABLE TO EQUIPMENT LOCATED IN CALIFORNIA: Lessee agrees that it will
     (a) list all such Equipment, (b) report all property taxes assessed against such Equipment and (c) pay all such taxes when due directly to the appropriate taxing authority until Lessor shall otherwise direct in writing. Upon request of Lessor, Lessee shall promptly provide proof of filing and proof of payment to Lessor.


     Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E.   ARTICLE 2A NOTICE

     IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A FOR THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE. (A) THE PERSONS(S) SUPPLYING THE EQUIPMENT IS VARIOUS (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH

     RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW. LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

F.   STIPULATED LOSS AND TERMINATION VALUE TABLE*

                     Termination         Stipulated                         Termination         Stipulated
                     Value               Loss Value                         Value               Loss Value
      Rental         Percentage          Percentage          Rental         Percentage          Percentage
      Basic
        1            99.781              103.729              19            53.669              56.158
        2            97.403              101.271              20            50.890              53.298
        3            95.005               98.791              21            48.088              50.415
        4            92.586               96.291              22            45.260              47.506
        5            90.146               93.770              23            42.409              44.574
        6            87.684               91.227              24            39.532              41.616
        7            85.201               88.664              25            36.631              38.634
        8            82.697               86.078              26            33.704              35.626
        9            80.171               83.471              27            30.752              32.592
       10            77.623               80.842              28            27.774              29.534
       11            75.052               78.190              29            24.770              26.449
       12            72.460               75.516              30            21.740              23.338
       13            69.845               72.820              31            18.684              20.200
       14            67.207               70.101              32            15.602              17.037
       15            64.546               67.359              33            12.492              13.846
       16            61.862               64.594              34             9.355              10.628
       17            59.154               61.806              35             6.191               7.383
       18            56.424               58.994              36             3.000               4.111

     *The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G.   PAYMENT AUTHORITY

     You are herby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

     COMPANY NAME                  ADDRESS                                 AMOUNT
     ------------                  -------                                 ------
     VIROLOGIC, INC.               270 East Grand Avenue                   $604,233.63
                                   South San Francisco CA 94080

     This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

PURSUANT TO THE PROVISIONS OF THE LEASE, AS IT RELATES TO THIS SCHEDULE, LESSEE HEREBY CERTIFIES AND WARRANTS THAT (I) ALL EQUIPMENT LISTED ABOVE IS IN GOOD CONDITION AND APPEARANCE, HAS BEEN DELIVERED AND INSTALLED (IF APPLICABLE) AS OF THE DATE STATED ABOVE AND IN WORKING ORDER; (II) LESSEE HAS INSPECTED THE EQUIPMENT, AND ALL SUCH TESTING AS IT DEEMS NECESSARY HAS BEEN PERFORMED BY LESSEE, SUPPLIER OR THE MANUFACTURER; AND (III) LESSEE ACCEPTS THE EQUIPMENT FOR ALL PURPOSES OF THE LEASE AND ALL ATTENDANT DOCUMENTS.

LESSEE DOES FURTHER CERTIFY THAT AS OF THE DATE HEREOF (I) LESSEE IS NOT IN DEFAULT UNDER THE LEASE; AND (II) THE REPRESENTATIONS AND WARRANTIES MADE BY LESSEE PURSUANT TO OR UNDER THE LEASE ARE TRUE AND CORRECT ON THE DATE HEREOF.

     Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in this Schedule and adding any other collateral described herein and containing any other information required by the applicable Uniform Commercial Code. Further, Lessee irrevocably grants to Lessor the power to sign Lessee's name and generally to act on behalf of Lessee to execute and file financing statements and other documents pertaining to any or all of the Equipment.

     Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                  LESSEE:
GENERAL ELECTRIC CAPITAL CORPORATION     VIROLOGIC, INC.

By: /s/ John Edel                        By: /s/ William D. Young
   ------------------------------           -----------------------------

Name: John Edel                          Name: William D. Young
     ----------------------------             ---------------------------

Title: SVP                               Title: CEO
      ---------------------------              --------------------------